ARTICLES OF AMENDMENT                                    Exhibit 3.2

                                       OF

                                CIRCA MEDIA, INC.


         CIRCA MEDIA, INC., a Colorado corporation (the "Company"), by and through Christopher M. Swartz, its President, does hereby certify that:

         1. By a Written Consent of Directors Without a Meeting dated April 30, 1996, the Company's Board of Directors adopted a resolution (a) proposing to amend the Title Article I if the Company's Articles of Incorporation to change the Company's name to "JRECK SUBS GROUP, INC.," and to amend Article V thereof to change the authorized capital stock of the Company and (b) directing that the proposed amendments be submitted to a vote of the Company's Shareholders for approval; and

         2. By a Written Consent of Shareholders Without a Meeting dated May 1, 1996, the Company's Shareholders, by a number of votes sufficient for approval, adopted the proposed amendments so that the Title and Articles I and V of the Company's Articles of Incorporation, in lieu of their present language, shall read as follows:

                            ARTICLES OF INCORPORATION

                                       OF

                             JRECK SUBS GROUP, INC.


                                    ARTICLE I
                                      Name

         The name of the Corporation is JRECK SUBS GROUP, INC. (the "Corporation").

                                    ARTICLE V
                                Capital Structure

         The maximum number of shares of stock which this Corporation is authorized to issue or to have outstanding at any time shall be 55,000,000 shares, of which 50,000,000 shares shall be common stock, no par value per share, and of which 5,000,000 shares shall be preferred stock, no par value per share.

         The holders of common stock shall have one vote for each share of such stock held.

         The holders of record of the preferred stock shall be entitled to cash dividends when, as and if declared by the Board of


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Directors at the time, in the manner and at the rate per share determined by the
Board of Directors in the resolution authorizing each series of preferred stock. Dividends payable on the preferred stock must be paid or set apart for payment before any dividends may be declared and paid on the common stock with respect to the same time period.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of record of the outstanding preferred stock shall be entitled to the amount payable upon their shares as determined by the Board of Directors in the resolution authorizing each series of preferred stock. After payment to the holders of the preferred stock of the amount payable to them as above set forth, the remaining assets of this corporation shall be payable to, and distributed ratably among, the holders of record of the common stock.

         The common stock may also be subject to other rights and preferences that the Board of Directors may give to any series of the preferred stock.

         The Board of Directors is hereby expressly authorized to issue the preferred stock of this corporation in one or more series as it may determine by resolution from time to time. In the resolution establishing a series, the Board of Directors shall gibe to the series a distinctive designation so as to distinguish it from all other series and classes of stock, shall determine the number of shares in such series and shall fix the preferences, limitations and relative rights thereof. All of the shares of any one series shall be alike in every particular. Except to the extent otherwise provided in the description of each series, all of the shares of all series of preferred stock shall be alike in every particular.

         All stock of this corporation, whether common stock or preferred stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock, once issued, shall be fully paid and nonassessable.

         No holder of shares of any class of this corporation shall have (1) any preemptive right to subscribe for or acquire additional shares of this corporation of the same of any other class, whether such shares shall be hereby or hereafter authorized, or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be executed in its name by its proper officer thereunto duly authorized, this 2nd day of May, 1996.

                                                              CIRCA MEDIA, INC.



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                                                              By:
                                                 Christopher M. Swartz,
President


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                                    Exhibit 2

                             JRECK SUBS GROUP, INC.
                  STATEMENT OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF
                    SERIES B VOTING NONREDEEMABLE CONVERTIBLE PREFERRED STOCK

A.       Dividends.

         The holders of Series B Voting Nonredeemable Convertible Preferred Stock, no par value per share (the "Series B Preferred Stock"), shall be entitled to receive noncumulative preferential dividends, payable out of funds legally available for the payment of dividends, only when and as declared by the Board of Directors of the Company. If any dividends have been declared on the Series B Preferred Stock that have preference as to dividends, so long as any Series B Preferred Stock remains outstanding:

         (a) no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of (i) the Company's common stock, no par value per share (the "Common Stock") or any other outstanding common stock of the Company or (ii) any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the payment of dividends; and

         (b) no shares of Common Stock and no shares of any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the payment of dividends shall be redeemed or purchased by the Company or any subsidiary thereof; and

         (c) no moneys, funds or other assets shall be paid to or made available for a sinking fund for the redemption or purchase of any shares of: (i) Common Stock or (ii) any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the payment of dividends;

unless, in each instance, full dividends on all outstanding shares of Series B Preferred Stock (i) for all past dividend periods shall have been paid and (ii) for the then current calendar year shall have been paid or declared as set aside for payment.

         Cash dividends upon shares of Series B Preferred Stock shall commence to accrue and be cumulative from the date of payment in any declaration thereof. Such dividends shall be deemed to accrue from day to day regardless of whether or not the Company shall have funds or assets available for the payment of such dividends, but accumulation of dividends on shares of Series B Preferred Stock shall not bear interest. For purposes of dividends, the Series B Preferred Stock shall be subordinate and inferior to the Company's Series A Preferred Stock.

B.       Voting Rights.

         The holders of Series B Preferred Stock shall be entitled to


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vote upon any matter  relating to the  business or affairs of the Company or for any other purpose. In addition, the holders of Series B Preferred Stock shall be entitled to elect one Director of the Company, which right shall be subject to the right granted by the Company's Bylaws to the Company's Board of Directors to increase or decrease the number of Directors constituting the Company's Board of Directors from time to time.

C.       Conversion Rights.

         The shares of Series B Preferred Stock shall be convertible, only at the option of the Company's Board of Directors. If the Board of Directors authorizes such conversion, then the shares of Series B Preferred Stock shall be convertible at any time at the office of any duly appointed transfer agent for the Series B Preferred Stock and at such other office or offices, if any, as the Board of Directors of the Company may determine, into fully paid and non-assessable shares of Common Stock at a conversion rate of one shares of Common Stock for each share of Series B Preferred Stock tendered by the holder for conversion, provided, however, that, in the case of redemption of any shares of Series B Preferred Stock, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the day prior to the date fixed for redemption.

         Before any holder of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock into Common Stock, he shall surrender the certificate or certificates for such Series B Preferred Stock, at any office hereinabove mentioned, such certificate or certificates shall be duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank, unless the Company shall waive such requirement, and shall give written notice to the Company at any of said offices that he elects so to convert said Series B Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

         The Company will, as soon as practicable after such surrender of certificates for Series B Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office of any transfer agent appointed as aforesaid, or at such other office or offices, if any, to the person for whose account such Series B Preferred Stock was so surrendered or to his nominee or nominees, certificates for the number of shares of Common Stock to which he shall be entitled. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series B Preferred Stock to be converted and the rights of the converting holder of the shares of the Series B Preferred Stock as such holder shall cease and the person or persons in whose name or names the certificates for shares of Common Stock upon conversion of such Series B Preferred Stock are to be issued shall be treated for all purposes as the record holder or holders of such Common


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Stock at the close of business on such date.  The Company  shall not be required to convert, and no surrender of Series B Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose, but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series B Preferred Stock was surrendered, and at the conversion rate in effect at the date of such surrender. In the event of any liquidation, dissolution or winding up of the affairs of the Company, all conversion rights of the holders of Series B Preferred Stock shall terminate on the date fixed by resolution of the Board of Directors of the Company, which date shall not be later than 10 days nor earlier than 20 days prior to such liquidation, dissolution or winding up.

         If the Company shall at any time pay a dividend on its Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a small number of shares by reclassification or otherwise, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of Common Stock that the holder of a share of Series B Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

         If the Company shall distribute to all holders of shares of Common Stock any assets (other than any dividend payable solely in cash out of retained earnings), any rights to subscribe or any evidence of indebtedness or other securities of the Company (other than Common Stock), then in each case the conversion rate of the Series B Preferred Stock shall be adjusted so that the same shall take into account the fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) of the portion of the assets or evidence of indebtedness or securities so distributed or of such subscription rights applicable to one share of Common Stock divided by two. Such adjustment shall become effective retroactively immediately after the record date.

         In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a merger not involving any reclassification, conversion, or exchange of Common Stock, in which the Company is the surviving corporation), or in case of any sale or conveyance of all or substantially all of the property of the Company, each share of Series B Preferred Stock shall thereafter be convertible into the


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number  of shares of stock (of any  class or  classes)  or other  securities  or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of a fraction of a share of Common Stock into which such share of Series B Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein including the specified changes in and other adjustments of the
conversion  rate)  shall  thereafter  be  applicable,   as  near  as  reasonably
practical, in relation to any share of stock or other securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

         Whenever the conversion rate is adjusted as herein provided, the Company shall forthwith file with any transfer agent or agents for the Series B Preferred Stock appointed as aforesaid a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided above and in reasonable detail the facts requiring such adjustment. Such transfer agent(s) shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this paragraph and in default of any such notice each transfer agent may conclusively assume that there has been no such change.

         The Company shall at all times reserve and keep available, out of its authorized and unissued or treasury shares of Common Stock, or other stock or securities deliverable upon conversion pursuant to this section, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued or treasury shares of Common Stock shall not be sufficient to permit the conversion of all the then outstanding Series B Preferred Stock.

         The Company will pay any and all issue and other taxes that


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may be payable in respect of any issue or delivery of shares of Common  Stock on conversion of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series B Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

D. No Redemption. The Series B Preferred Stock may not be redeemed, in whole or in part, without the prior written consent of each holder thereof after the same offer of redemption has been made to all holders thereof.

E. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holder of any Common Stock or of any stock ranking junior to the Series B Preferred Stock in respect to distribution of assets, the holders of the Series B Preferred Stock shall be entitled to receive $2.00 per share, plus an amount equal to any accrued and unpaid dividends on the Series B Preferred Stock to the date fixed for distribution and no more.

         In the event the assets of the Company available for distribution to the holders of shares of the Series B Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding paragraph, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Series B Preferred Stock, except that a proportionate distributive amount shall be paid on account of the shares of the Series B Preferred Stock and any other class of shares ranking on a parity with the Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. For purposes of distribution upon dissolution, liquidation or winding up of the Company, the Series F Preferred Stock shall be subordinate and inferior to the Company's Series A Preferred Stock.

F. No Sinking Fund. The shares of Series B Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such shares.

G. Status of Redeemed or Converted Shares. Any shares of the Series B Preferred Stock that at any time shall have been converted or that shall have been redeemed or that have been otherwise repurchased by the Company, shall after such conversion, redemption or repurchase have the status of authorized but unissued shares of


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Preferred  Stock,  without  designation  as to series until such shares are once more designated as part of a particular series by the Board of Directors.




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